SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2004
Date of Report
 (Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 8.01.    Other Events and Required FD Disclosure.

On November 11, 2004, RITA Medical Systems, Inc., a Delaware corporation (“RITA”) and The University of Arkansas for Medical Sciences announced that the first patient in a planned series of 30 received a radiofrequency ablation-assisted lumpectomy procedure. A copy of the parties’ joint press release announcing this development is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: November 11, 2004	By:	/s/ Donald Stewart
Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. and the University of Arkansas for Medical Sciences dated November 11, 2004.